UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                                                                             ☑

Filed by a Party other than the Registrant                                            ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

TEGAL CORPORATION

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Title of each class of securities to which transaction applies:

(2)	Form, Schedule or Registration Statement No.:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Company Contact:                                                                                                                                                                                                                        Agency Contact:
Christine T. Hergenrother                                                                                                                                                                                                           Rakesh Mehta or Chris Danne
VP and CFO                                                                                                                                                                                                                                    The Blue Shirt Group
Tegal Corporation                                                                                                                                                                                                                          (415) 217-7722
(707) 763-5600

TEGAL CORPORATION ANNOUNCES IMPORTANT INFORMATION CONCERNING YOUR PROXY MATERIALS

Dear Tegal stockholders:

    We previously mailed to you our definitive proxy statement (the “2007 Proxy Statement”) and related proxy card for our upcoming annual meeting of stockholders (the “Annual Meeting”) to be held at our San Jose, CA offices on Tuesday, September 18, 2007 at 10:00 a.m. local time.

    Proposal #3 of our 2007 Proxy Statement asks for your vote to approve Tegal’s new 2007 Incentive Award Plan (the “Plan”).  As stated on page 10 of the 2007 Proxy Statement, the size of the Plan’s authorized pool of shares of common stock reserved for issuance pursuant to equity awards granted under the Plan is currently the sum of (a) 1,000,000 shares plus (b) the number of remaining shares of Tegal common stock available for issuance under Tegal’s Eighth Amended and Restated 1998 Equity Participation Plan and the Fifth Amended and Restated Stock Option Plan for Outside Directors (“together the “Prior Plans”), representing an additional 816,704 available shares of Tegal common stock as of September 12, 2007).

    Since the time we mailed the 2007 Proxy Statement, Tegal has decided that the initial size of the authorized pool of shares proposed in the Plan was too large, and therefore unnecessary for Tegal’s purposes.  Consequently, your Board of Directors has determined that it is in the best interests of Tegal and its stockholders to reduce the size of the authorized pool of shares under the Plan.  If Tegal stockholders approve the Plan at our Annual Meeting by voting in favor of Proposal #3, the Board of Directors will reduce the size of the authorized pool of shares of Tegal common stock reserved for issuance pursuant to equity awards granted under the Plan by approximately 1,000,000 shares, such that the number of shares in the authorized pool will be 816,704, which is the number of shares available for issuance under Tegal’s Prior Plans as of September 12, 2007.  The Board of Directors has the authority to reduce the authorized pool under Section 15.01 of the Plan, which is described on page 12 of the 2007 Proxy Statement.  In addition, if the Plan is approved, your Board of Directors will not grant any future awards under Tegal’s Prior Plans.

WHAT DOES THIS MEAN FOR YOUR VOTE/PROXY?

    If you have already submitted your proxy and do not wish to change your vote, you do not have to do anything and your vote will be counted at the Annual Meeting.

    If you wish to change your vote, you may (1) submit another duly executed proxy bearing a later date than your original proxy, (2) revoke your proxy at any time before the proxy is exercised at the Annual Meeting by filing with Tegal’s Secretary an instrument revoking such proxy, or (3) attend the Annual Meeting in person and vote your shares in person.  Stockholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Secretary prior to the time of the Annual Meeting.

    Your Board strongly encourages you to participate in the Annual Meeting by voting your shares. Your vote, no matter how many or how few shares you own, is important.

     If you have any questions, or need any assistance in voting your shares please call Adam LaVigna at Tegal Corporation, toll-free at 1-800-82-TEGAL (1-800-828-3425).

Sincerely,

Thomas R. Mika
Chairman and Chief Executive Officer

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices.  Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents.  Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com.